Exhibit 10.2

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned shares of common stock of Data Storage Corporation, a Nevada corporation, as set forth below:

Name of Assignee	Address	No. of Shares

Thomas Kempster	48 South Service Road	16,167,484
	Melville, New York 11747

Dated: October 31, 2016

ABC Services II Inc.

By: /s/ Thomas Kempster

Name: Thomas Kempster

Title: President